LOCKUP AGREEMENT

___________, 2007
Key Hospitality Acquisition Corporation
4 Becker Farm Road
Roseland, NJ 07068

Re: Lockup Agreement (the “Agreement”)

Ladies and Gentlemen:

1. The undersigned securityholder of Key Hospitality Acquisition Corporation, a Delaware corporation (“KHAC”), understands that KHAC and Key Merger Sub, LLC, a Delaware corporation and a wholly-owned subsidiary of KHAC (the “Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of March 22, 2007 (as the same may be amended and restated from time to time, the “Merger Agreement”), with Cay Clubs LLC (“Cay Clubs”) pursuant to which Merger Sub will merge with and into Cay Clubs, and, in connection therewith, holders of the outstanding shares of capital stock of Cay Clubs will receive the right to acquire shares of common stock, $.0001 par value, of KHAC (the “KHAC Common Stock”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. In order to facilitate the transactions contemplated by the Merger Agreement, the undersigned agrees to, neither directly nor indirectly, during the “Restricted Period” (as hereinafter defined):

(i) sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a “Transfer”) any legal or beneficial interest in, or right to purchase, any shares of KHAC Common Stock FOR DAVIDSON AND TOLEDANO: [owned by the undersigned] FOR CAY CLUBS MEMBERS: [issued to the undersigned in connection with the Merger or the transactions related thereto] (the “Restricted Securities”); or

(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted Securities or other securities of any person, in cash or otherwise.

FOR CAY CLUBS MEMBERS: [Notwithstanding the foregoing, the undersigned may pledge (or engage in any hedging, straddling or other strategies with respect to) up to [15,000,000] shares to a financial institution as collateral for personal loans.]

As used herein, “Restricted Period” means the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on January 1, 2009.

3. Notwithstanding the foregoing, the restrictions on Transfer set forth in this Agreement shall not apply to (i) transactions relating to shares of KHAC Common Stock or other securities acquired in open market transactions after the Effective Date, or (ii) the following Transfers: (A) gifts to family members (or trusts for the direct or indirect benefit of family members); (B) charitable contributions of Restricted Shares made by the holder of such Restricted Shares; or (C) Transfers to “affiliates”, limited partners, members or stockholders of the undersigned; provided that in the case of any Transfer pursuant to clause (A), (B) or (C), each transferee agrees in writing as a condition precedent to such Transfer to be bound by the terms hereof. The term “affiliate” shall have the meaning given such term in Rule 144 under the Securities Act of 1933, as amended.

4. It is understood that if the Merger Agreement shall be terminated in accordance with the provisions thereof at any time prior to the Effective Date, this Agreement shall terminate.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned and KHAC. This Agreement shall be binding upon the undersigned and the undersigned’s heirs, successors and assigns.

Very truly yours, ____________________________ [Name]